Exhibit 10.44

BRIDGE SECURITY AGREEMENT

THIS BRIDGE SECURITY AGREEMENT (“Agreement”) is made as of the 15th day of October, 2012  by ARTISANAL CHEESE, LLC, a New York limited liability company with an address at 483 Tenth Avenue, 2nd Floor, New York, New York  10018 (“Borrower”), in favor of each of several lenders signatory hereto (each a “Lender” and, collectively, the “Lenders”).

W I T N E S S E T H :

               This Agreement is made pursuant to the promissory note of even date herewith executed by Borrower in favor of the Lenders (the “Promissory Note”) pursuant to which Borrower agrees to repay the Lenders that amount which each Lender has loaned respectively to Borrower thereunder including all principle and interest owed by Borrower through the date of the repayment thereof.

               Borrower and each Lender hereby agrees as follows:

WHEREAS, Borrower is indebted to the Lenders for certain payments under the Promissory Note; and

WHEREAS, it is a condition of the Promissory Note that Borrower execute and deliver this Agreement to each Lender to secure Borrower’s obligations thereunder.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           As used in this Agreement, the term “Lender Collateral” means all credit card cash receipts pertaining to e-commerce and on-line transactions only and all substitutions and replacements therefore, and all proceeds and products thereof, which from the date of this agreement are deposited into Borrower's account(s) at TD Bank, specifically account no(s). _______________________ (the “TD Bank Collateralized Account”).

2.           As used in this Agreement, the term “Liability” or “Liabilities” means all present and future obligations of Borrower to the Lenders, whether direct or indirect, joint or several, otherwise secured or unsecured, primary or secondary, absolute or contingent, which are due or that may become due under the Promissory Note or the Bridge Loan Agreement(s).

3.           To secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Liabilities, the Borrower hereby assigns, conveys, mortgages, pledges, transfers and grants to the Lenders a first priority security interest in and to all of the Lender Collateral subject to the limitation set forth in Paragraph 4 hereof.

4.           The Borrower represents that the Lender Collateral and its books and records relating to the Lender Collateral are located at the address of Borrower set forth above.  The Borrower covenants and agrees that it will promptly notify the Lenders in writing of any change of such location.

The Borrower represents, warrants and covenants that: (a) subject to the prior security interest in only accounts receivable, inventory and packaging held by KeHE Distributors ("KeHE") and the prior security interest in the Lender Collateral held by Frederick G. Perkins, III, Declaration of Trust dated 1995 and amended 2007 ("the Perkins Trust"), as previously disclosed to Lenders, Borrower has the right to grant the security interest created by this Agreement in the cash receipts held in the TD Bank Collateralized Account derived from credit card transactions pertaining to e-commerce and online transactions only; (b) except for two financing statements relating to the security interests held by the Perkins Trust and KeHE, no other financing statements, or other instruments of similar effect, covering all or any part of the Lender Collateral are on file in any recording office; (c) it will not open any other bank account(s) for the purpose of accepting credit card deposits nor will it cause such receipts to be deposited in any other account without the prior written consent of Lender(s); (d) it is a corporation, duly organized, validly existing and in good standing in the place of its incorporation, and the execution and delivery of this Bridge Security Agreement, the Promissory Note and Bridge Loan Agreement(s) have been duly authorized by all necessary corporate action; (e) it is and will continue to be eligible to do business and is otherwise in good standing in all jurisdictions where it owns property or transacts business, except to the extent that the failure to be eligible or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect; (f) it is and will continue to be in compliance with all applicable laws, statutes, rules and regulations, including without limitation, those concerning the environment, employee pension and benefit plans and the payment of taxes, assessments and other governmental charges, except to the extent that the failure to comply could not, in the aggregate, reasonably be expected to have a material adverse effect; and (g) neither this Agreement nor any other document delivered by the Borrower to the Lenders contain any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made as of the date made or deemed made.

5.           The Borrower covenants and agrees that, subject to the limitation set forth in Paragraph 4 hereof, until its obligations under the Promissory Note and Bridge Loan Agreement(s) have been paid or fulfilled in full: (a) it will defend the Lender Collateral against the claims and demands of all persons; (b) it will not sell, lease, encumber, remove, conceal, grant or permit any security interest in the Lender Collateral, nor part with possession of any thereof, nor permit the same to be used in violation of any law or ordinance; (c) it will permit the Lenders, with or without notice, to inspect the books and records of Borrower with respect to the Lender Collateral and to make extracts thereof; (d) it will join with the Lenders in doing whatever may be necessary under applicable law to perfect the Lenders' security interest; (e) the Lenders may at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, continuations and amendments thereto with respect to the Lender Collateral and the Liabilities.

6.           The following shall be an Event of Default under this Agreement: (a) a breach by Borrower of any term, covenant, obligation or warranty arising under this Agreement; (b) any statement made in or pursuant to this Agreement, the Bridge Loan Agreement(s) or the Promissory Note shall prove to be untrue in any material respect, and such untruth is not attributable to the Lenders; or (c) any default shall occur under the Bridge Loan Agreement(s) or the Promissory Note.

Upon the occurrence of any Event of Default which Event cannot be cured within fifteen (15) calendar days, all Liabilities of the Borrower shall immediately be due and payable and the Lenders may: (a) upon proper notice proceed to take possession of all or any part of the Lender Collateral; (b) assign, transfer and deliver at any time any portion of the Lender Collateral; (c) upon proper notice, elect to retain the Lender Collateral in partial satisfaction of Liabilities; (d) set off against any money due from the respective Lender, if any; and (e) pursue any remedy available to it by law or equity, including without limitation, all rights and remedies granted to a secured party under the Uniform Commercial Code in effect in the State of New York and/or under any other agreement between the Borrower and the Lenders unless otherwise stated therein.  The Borrower agrees that upon receipt of notice from the Lenders demanding possession of the Lender Collateral, the Borrower will do everything necessary to assemble the Lender Collateral and make it available to the Lenders at a location designated by the Lenders within ten (10) days of the date of the Lenders’ request.  Any sale of the Lender Collateral may be public or private.  Any sale or other disposition of the Lender Collateral may, at the option of the Lenders, be for cash, for credit, for future delivery, in bulk or in parcels and with or without having the Lender Collateral present at the sale or disposition.  The Lenders may be the purchaser at any public sale.  In the event of a sale or other disposition of the Lender Collateral, the Lenders shall apply all proceeds first to all costs and expenses of disposition, including reasonable attorneys' fees, and then to the Liabilities.  Any required notification of a sale or other disposition of the Lender Collateral or of any action by the Lenders will be sufficient and reasonable if given personally or received from overnight courier service not less than Ten (10) days prior to the day on which the action is to be taken.

If the Lender Collateral is or includes equipment the Borrower shall (a) keep accurate books and records with respect to the Lender Collateral, including without limitation, maintenance records and current stock, cost and sales records accurately itemizing the types and quantities, and (b) upon request, deliver to the Lenders all evidence of ownership including certificates of title with the Lenders' interest appropriately noted on the certificate.

7.           The Lenders shall not be deemed to waive, by any act, delay, omission or otherwise, any of their rights or remedies hereunder unless such waiver is in writing and signed by the Lenders and then only to the extent specifically set forth therein.  A waiver in one event shall not be continuing or a bar to or waiver of such right or remedy on a subsequent event.  Any rights and remedies provided for in this Agreement may be exercised singly or concurrently.

8.           This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

9.           The Borrower waives presentment for payment, demand, notice of nonpayment, notice of protest, and protest of all commercial paper at any time held by the Lenders on which the Borrower is in any way liable.  The Borrower consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lenders with respect to the payment or other provisions of any such commercial paper, and to the release of any Lender Collateral, with or without substitution, and to the release of any party against which the Borrower has a right of recourse.  The liability of the Borrower shall not be affected by the loss, theft, or seizure of the Lender Collateral.

10.          This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflict of laws principles.  Borrower and Lender irrevocably agree that any suit regarding this Note shall be brought in the state or federal courts located in New York, New York and Borrower and Lender each submit to such jurisdiction.

11.          BORROWER AND LENDERS ACKNOWLEDGE AND AGREE THAT (i) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY LENDERS OR BORROWER OR ANY SUCCESSOR OR ASSIGN OF LENDERS OR BORROWER, ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (ii) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND LENDERS WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

12.          This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned as of the date and year first above written.

BORROWER:

ARTISANAL CHEESE, LLC

By: /ss/ Daniel W. Dowe__________________
Name: Daniel W. Dowe
Title: President

LENDER:

By: _____________________________________
Name:

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